Exhibit 99.1

Press Release

Astellas and Poseida Therapeutics Enter Into

Research Collaboration and License Agreement to

Develop Novel Allogeneic Cell Therapies in Oncology

- Leverages Poseida’s proprietary allogeneic CAR-T platform to develop innovative convertibleCAR® programs targeting solid tumors -

TOKYO and SAN DIEGO, May 1, 2024 - Astellas Pharma Inc. (TSE: 4503, President and CEO: Naoki Okamura, “Astellas”) and Poseida Therapeutics, Inc. (NASDAQ: PSTX, President and CEO: Kristin Yarema, “Poseida”) today announced that Xyphos Biosciences, Inc., (a wholly owned subsidiary of Astellas, “Xyphos”) and Poseida have entered into a research collaboration and license agreement to develop novel convertibleCAR® programs by combining the innovative cell therapy platforms from each of the companies.

Poseida is advancing differentiated cell and gene therapies with the capacity to cure certain cancers and rare diseases. In oncology, its pipeline includes allogeneic CAR-T cell therapy product candidates for both solid and liquid tumors that address patient populations with high unmet medical need. Xyphos utilizes a novel and proprietary ACCELTM technology*1 platform that uses its convertibleCAR® (convertible Chimeric Antigen Receptor)*1 in combination with proprietary MicAbodies*1 to target tumor cells.

Under the terms of the agreement, the companies plan to combine Poseida’s proprietary allogeneic CAR-T platform with Xyphos’ ACCELTM technology to create one Poseida-developed CAR-T construct to form the basis of two convertibleCAR® product candidates targeting solid tumors. Xyphos will reimburse Poseida for costs incurred as part of the research agreement and will be responsible for the development and future commercialization of products generated from the collaboration. Poseida will receive US $50 million upfront plus potential development and sales milestones and contingency payments of up to US $550 million in total. Additionally, Poseida is eligible for up to low double digit tiered royalties as a percentage of net sales.

Kristin Yarema, Ph.D., President and CEO of Poseida

“We are excited to expand our relationship with Astellas, where we share a vision that cutting edge, off the shelf cell therapies can address significant unmet needs of patients with solid tumor malignancies. Today’s agreement further reinforces the economic value of Poseida’s highly differentiated non-viral technologies and enables development in areas beyond our core pipeline focus. It also highlights Poseida’s role as the partner of choice in allogeneic CAR-T.”

Adam Pearson, Chief Strategy Officer (CStO) of Astellas

“At Astellas, we have a strong commitment to developing novel treatments for patients with cancer and have positioned Immuno-Oncology as a Primary Focus of our R&D strategy*2. By leveraging our extensive expertise, experience in cancer biology and unique technologies, we are focused on reinvigorating the immune system’s ability to discover, disarm and destroy cancers in more patients. By combining the ACCELTM platform with Poseida’s elegant and cutting-edge genetic editing platforms, we believe the collaboration will bring synergies between the two companies’ breakthrough research and will ultimately lead to expansion of Astellas’ portfolio and to delivery of innovative CAR-T cell therapies to cancer patients.”

In August 2023, Astellas and Poseida Therapeutics announced a strategic investment by Astellas to support Poseida’s commitment to redefining cancer cell therapy.

*1 ACCELTM technology and convertibleCAR®: ACCELTM technology is based on a synthetic biology approach that utilizes the binding of an engineered protein ligand to an orthogonal engineered receptor which forms the extracellular domain of a convertible CAR (chimeric antigen receptor). The convertibleCAR® is targeted to tumor cells with a tumor-associated antigen-specific engineered antibody-like molecule (MicAbody) containing the engineered ligand. For more information, please visit http://www.xyphosinc.com

*2: Astellas has established a Focus Area Approach for its research and development strategy. For more information, please visit our website at Areas of Interest | Astellas Pharma Inc.

About Xyphos Biosciences, Inc., an Astellas Company

Xyphos Biosciences, Inc., located at South San Francisco, Calif., is a wholly owned subsidiary of Astellas featuring ACCELTM technology, a CAR (chimeric antigen receptor) technology platform for immune cell therapies. Xyphos Biosciences was launched in 2017, and the Company was acquired by Astellas Pharma in December of 2019. For more information about the company, please visit www.xyphosinc.com.

About Astellas

Astellas Pharma Inc. is a pharmaceutical company conducting business in more than 70 countries around the world. We are promoting the Focus Area Approach that is designed to identify opportunities for the continuous creation of new drugs to address diseases with high unmet medical needs by focusing on Biology and Modality. Furthermore, we are also looking beyond our foundational Rx focus to create Rx+® healthcare solutions that combine our expertise and knowledge with cutting-edge technology in different fields of external partners. Through these efforts, Astellas stands on the forefront of healthcare change to turn innovative science into VALUE for patients. For more information, please visit our website at https://www.astellas.com/en.

About Poseida Therapeutics, Inc.

Poseida Therapeutics is a clinical-stage biopharmaceutical company advancing differentiated cell therapies and genetic medicines with the capacity to cure certain cancers and rare diseases. The Company’s pipeline includes investigational allogeneic CAR-T cell therapies for both solid tumors and hematologic cancers as well as investigational in vivo genetic medicines that address patient populations with high unmet medical need. The Company’s approach is based on its proprietary genetic editing platforms, including its non-viral piggyBac® DNA Delivery System, Cas-CLOVER™ Site-Specific Gene Editing System, Booster Molecule and nanoparticle gene delivery technologies, as well as in-house GMP cell therapy manufacturing. The Company has formed a global strategic collaboration with Roche to unlock the promise of cell therapies for patients with hematologic malignancies. Learn more at www.poseida.com and connect with Poseida on X and LinkedIn.

Cautionary Notes (Astellas)

In this press release, statements made with respect to current plans, estimates, strategies and beliefs and other statements that are not historical facts are forward-looking statements about the future performance of Astellas. These statements are based on management’s current assumptions and beliefs in light of the information currently available to it and involve known and unknown risks and uncertainties. A number of factors could cause actual results to differ materially from those discussed in the forward-looking statements. Such factors include, but are not limited to: (i) changes in general economic conditions and in laws and regulations, relating to pharmaceutical markets, (ii) currency exchange rate fluctuations, (iii) delays in new product launches, (iv) the inability of Astellas to market existing and new products effectively, (v) the inability of Astellas to continue to effectively research and develop products accepted by customers in highly competitive markets, and (vi) infringements of Astellas’ intellectual property rights by third parties.

Information about pharmaceutical products (including products currently in development) which is included in this press release is not intended to constitute an advertisement or medical advice.

Forward-Looking Statements (Poseida)

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements regarding, among other things, the upfront payment and other potential fees, reimbursements, milestone, and royalty payments and research development activities under the collaboration agreement, the potential benefits of Poseida’s relationship with Astellas and Xyphos; the quotes from Dr. Yarema and Mr. Pearson; the potential capabilities and benefits of Poseida’s technology platforms and product candidates; and Poseida’s plans and strategy with respect to developing its technologies and product candidates. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon Poseida’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, the fact that the collaboration agreement may be terminated early; the fact that Poseida will have limited control over the efforts and resources that Astellas or Xyphos devote to advancing development programs under the collaboration agreement, and Poseida may not receive the potential fees and payments under the collaboration agreement or fully realize the benefits of the collaboration; risks and uncertainties associated with development and regulatory approval of novel product candidates in the biopharmaceutical industry; and the other risks described in Poseida’s filings with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made. Poseida undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

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Contacts for inquiries or additional information:

Astellas Pharma Inc.

Corporate Communications

+81-3-3244-3201

Poseida Investor and Media Relations:

Alex Chapman

Senior Vice President, IR & Corporate Communications

IR@poseida.com

Sarah Thailing

Senior Director, IR & Corporate Communications

PR@poseida.com

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